Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147420) of Sucampo Pharmaceuticals, Inc. of our report dated March 24, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 24, 2008